UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2022

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BTRS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-38947	83-3780685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1009 Lenox Drive, Suite 101 Lawrenceville, New Jersey (Address of Principal Executive Offices)		08648 (Zip Code)

(609) 235-1010

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Class 1 Common Stock, $0.0001 par value per share	BTRS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 13, 2022, BTRS Holdings Inc., a Delaware corporation (“Billtrust” or the “Company”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 28, 2022, by and among the Company, Bullseye FinCo, Inc., a Delaware corporation (“Parent”), and Bullseye Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, the Company will no longer be publicly held. The Company’s common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

There were 164,717,883 shares of common stock, par value $0.0001 per share, of Billtrust (the “Billtrust common stock”), issued and outstanding as of November 4, 2022, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 137,994,502 shares of Billtrust common stock were present or represented by proxy, representing approximately 83.78% of the total outstanding shares of Billtrust common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Billtrust with the Securities and Exchange Commission on November 10, 2022):

Proposal 1 – Merger Proposal: To adopt the Merger Agreement.

Proposal 2 – Merger Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Billtrust to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3 – Adjournment Proposal: To approve an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt the Merger Agreement, if there are not sufficient votes at the time of such adjournment to adopt the Merger Agreement.

Each proposal was approved by the requisite vote of Billtrust’s stockholders. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Billtrust’s stockholders approved Proposal 1. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,885,353	25,337	3,083,812	0

Proposal 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
130,124,751	4,736,044	3,133,707	0

Proposal 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
134,198,118	3,682,281	114,103	0

The Merger is expected to close in the fourth quarter of 2022, subject to customary closing conditions.

Item 8.01 Other Events.

On December 13, 2022, Billtrust issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 13, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022

BTRS HOLDINGS INC.

By:	/s/ Mark Shifke
Mark Shifke
Chief Financial Officer